Exhibit (a)(iii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                          LIBERTY HIGH INCOME BOND FUND, INC.

                               CERTIFICATE OF CORRECTION

      The undersigned, President of LIBERTY HIGH INCOME BOND FUND, INC. ("the Corporation"), hereby certifies the following:

o that the Liberty High Income Bond Fund, Inc., Articles Supplementary signed by Richard B. Fisher, President of the Corporation, and attested by S. Elliott Cohan, Assistant Secretary of the Corporation, filed on January 10, 1994, is incorrect.

      o that the provision in the document that is incorrect reads:

      o "The Board of Directors hereby reclassifies 200,000,000,000 of the authorized but unissued shares of common stock of the Corporation as 200,000,000,000 shares of Select Shares."

      o that this provision should read:

      o "The Board of Directors hereby reclassifies 2,000,000,000 of the authorized but unissued shares of common stock of the Corporation as 2,000,000,000 shares of Select Shares."

      IN WITNESS WHEREOF, Liberty High Income Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on July 29, 1994.

      The undersigned, Richard B. Fisher, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Certificate of Correction to be representative of its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                 ............LIBERTY HIGH INCOME BOND
                        ............FUND, INC.



/S/ CHARLES H. FIELD    ............By:/S/ RICHARD B. FISHER
------------------------------         ---------------------------------
Charles H. Field        ............Richard B. Fisher
Assistant Secretary     ............      President